Exhibit 10.8

Execution Version

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of May 25, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company having its principal place of business at c/o TPG RE Finance Trust Management, L.P. , 888 Seventh Avenue, 35th Floor, New York, NY 10106 (the “Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Buyer”) and any of its parent, subsidiary or affiliated companies.

RECITALS

Pursuant to that certain Master Repurchase and Securities Contract, dated as of May 25, 2016 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Wells Fargo Bank, National Association (as “Buyer”) and TPG RE Finance 11, Ltd., (the “Seller”), Seller has agreed to sell, from time to time, to Buyer certain Purchased Assets, as defined in the Repurchase Agreement, upon the terms and subject to the conditions as set forth therein. Pursuant to the terms of that certain Custodial Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Custodial Agreement”), between and among Wells Fargo Bank, National Association (in such capacity, the “Custodian”), Buyer and Seller, the Custodian is required to take possession of the Purchased Assets, along with certain other documents specified in the Custodial Agreement, as the Custodian of Buyer and any future purchaser, on several delivery dates, in accordance with the terms and conditions of the Custodial Agreement. The Repurchase Agreement, the Custodial Agreement, this Guarantee and any other agreements executed in connection with the Repurchase Agreement and the Custodial Agreement shall be referred to herein as the “Repurchase Documents”.

It is a condition precedent to Buyer purchasing the Purchased Assets pursuant to the Repurchase Agreement that Guarantor shall have executed and delivered this Guarantee with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) all payment obligations owing by Seller to Buyer under or in connection with the Repurchase Agreement and any other Repurchase Documents, including, without duplication, all interest and fees that accrue after the commencement by or against Seller or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Buyer in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; and (d) any other obligations of Seller with respect to Buyer under each of the Repurchase Documents (collectively, the “Guaranteed Obligations”).

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Repurchase Documents and to enter into the transactions contemplated thereunder, Guarantor hereby agrees with Buyer, as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined.

“Act of Insolvency”: With respect to any Person: (i) the filing of a petition for relief by a court having jurisdiction over such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding–up or liquidation of such Person’s affairs, and such petition shall not be dismissed within sixty (60) days, (ii) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (iii) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (iv) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (v) the making by such Person of any general assignment for the benefit of creditors, (vi) the admission in writing of the inability of such Person to pay its debts or discharge its obligations generally as they become due or mature, (vii) the failure by such Person generally to pay its debts as they become due, (viii) the taking of any action by any Governmental Authority or agency or any Person, agency or entity acting or purporting to act under Governmental Authority to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person, or (ix) the taking of action by such Person in furtherance of any of the foregoing.

“Cash and Cash Equivalents”: The sum of (a) all cash denominated in U.S. dollars (other than Restricted Cash), plus (b) fully federally insured and unrestricted demand deposits, plus (c) certificates of deposit (with a maturity of two years or less) issued by, or savings accounts with, any bank or other financial institution reasonably acceptable to Buyer, plus (d) unrestricted securities with maturities of thirty (30) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, as long as classified as cash and cash equivalents in accordance with GAAP.

“Consolidated EBITDA”: For any fiscal quarter, with respect to any Person and its consolidated Subsidiaries, an amount equal to the Consolidated Net Income of such Person, plus the sum of (a) the amount of depreciation and amortization expense deducted in determining Consolidated Net Income for such fiscal quarter, (b) the amount of Interest Expense deducted in determining Consolidated Net Income for such fiscal quarter, (c) the sum of federal, state, local and foreign income taxes accrued or paid in cash during such fiscal quarter, and (d) the amount of any extraordinary or non-recurring items and non-cash expenses reducing Consolidated Net Income for such period.

“Consolidated Net Income”: With respect to any Test Period, the sum of all net income of Guarantor and its consolidated Subsidiaries, determined in accordance with GAAP, determined, in each case, on a consolidated basis without duplication.

“Indebtedness”: Without duplication, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buyback agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (i) Capital Lease Obligations of such Person; (j) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; and (k) all obligations of such Person under Capital Lease Obligations.

“Interest Charge Coverage Ratio”: As of the last day of any Test Period, Consolidated EBITDA for the related Test Period, divided by Interest Expense for each such Test Period.

“Interest Expense”: For any period, with respect to any Person and its consolidated Subsidiaries, the amount of total interest expense (including capitalized and accruing interest) incurred by such Person during such period, as determined on a consolidated basis in accordance with GAAP.

“Leverage Ratio”: As of any date of determination, the ratio of (i) Total Indebtedness to (ii) Tangible Net Worth.

“Liquidity”: As of any date of determination, calculated on a consolidated basis, the sum, without duplication, of (i) the amount of all Cash and Cash Equivalents held by Guarantor and its consolidated Subsidiaries, and (ii) all Qualified Capital Commitments.

“Qualified Capital Commitments”: As of any date of determination with respect to Guarantor, the amount of any unfunded, unconditional, unencumbered (except for encumbrances in respect of customary pledges of capital commitments in support of a subscription credit facility), irrevocable and uncalled capital commitments of institutional investors in such Guarantor and/or Sponsor, callable as of right by Guarantor or Sponsor that are (a) payable in cash; (b) readily available to be called by Guarantor or Sponsor without restriction or any other condition at any time and from time to time other than notice; and (c) from an investor that (i) is not subject to an Act of Insolvency and (ii) has not failed to fund any capital call made to it or other commitment to which it is subject under a partnership agreement, subscription agreement or another similar agreement.

“Recourse Indebtedness”: With respect to any Person, for any period, without duplication, the aggregate Indebtedness of such Person during such period for which such Person is directly responsible or liable as obligor or guarantor.

“Restricted Cash”: For any Person, any amount of cash of such Person that is either encumbered with a prior lien or claim or is contractually required to be set aside, segregated or otherwise reserved.

“Sponsor”: TPG RE Finance Trust, Inc., a Maryland corporation.

“Tangible Net Worth”: With respect to any Person, as of any date of determination (a) the total assets of such Person, less (b) the total liabilities of such Person, in each case, on or as of such date and as determined on a consolidated basis in accordance with GAAP, minus (i) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (ii) intangible assets, and (iii) prepaid taxes and/or expenses, all on or as of such date, determined, in each case, on a consolidated basis without duplication.

“Test Period”: With respect to the last day of any fiscal quarter (the “Testing Quarter”) , the time period from the first day of the fiscal quarter beginning twelve months prior to the last day of the Testing Quarter, through and including the last day of the Testing Quarter.

“Total Indebtedness”: With respect to any Person, as of any date of determination, the aggregate Indebtedness of such Person plus the proportionate share of all Indebtedness of all non-consolidated Subsidiaries of such Person as of such date.

2. Guarantee. (a) Guarantor hereby unconditionally and irrevocably guarantees to Buyer the prompt and complete payment and performance of the Guaranteed Obligations by Seller when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, and agrees to indemnify and hold harmless Buyer from any and all claims, damages, losses, liabilities, costs and expenses that may be incurred by or asserted or awarded against Buyer, in each case relating to or arising out of the Guaranteed Obligations, as the case may be.

(b) Subject to clauses (c) and (d) below, the maximum liability of Guarantor hereunder and under the Repurchase Documents shall in no event exceed twenty-five percent (25%) of the then-current aggregate outstanding Repurchase Price due and payable from Seller to Buyer under the Repurchase Agreement, unless Buyer and Seller agree to a higher percentage with respect to a Purchased Asset as set forth in the Confirmation for such asset.

(c) Notwithstanding the foregoing, the limitation on recourse liability as set forth in subsection (b) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Guaranteed Obligations immediately shall become fully recourse to Seller and Guarantor, jointly and severally, in the event of any of the following:

(i) a voluntary bankruptcy or insolvency proceeding is commenced or filed by Seller under the Bankruptcy Code or any similar federal or state law;

(ii) an involuntary bankruptcy or insolvency proceeding is commenced or filed against Seller or Guarantor in connection with which Seller, Guarantor, or any Affiliate of any of the foregoing has or have colluded in any way with the creditors commencing or filing such proceeding; and

(iii) any breach of the separateness covenants contained in the Repurchase Agreement that results in the substantive consolidation of the assets and liabilities of Seller with those of Guarantor.

(d) Notwithstanding the foregoing, the limitation on recourse liability as set forth in subsection (b) above shall not be applicable to, and Guarantor shall be fully liable for, any and all actual losses, costs, claims, damages or other liabilities incurred or suffered by Buyer to the extent resulting from any of the following:

(i) fraud or intentional misrepresentation by Seller, Guarantor or any other Affiliate of Seller or Guarantor in connection with the execution and the delivery of this Guarantee, the Repurchase Agreement, or any of the other Repurchase Documents, or any certificate, report, financial statement or other instrument or document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement;

(ii) any material breach of the separateness covenants contained in the Repurchase Agreement other than a breach described in Section 2(c)(iii) above; and

(iii) any material breach of any representations and warranties contained in or incorporated by reference in any Repurchase Document including but not limited to any representations and warranties relating to Environmental Laws, or any indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Materials of Environmental Concern, in each case in any way affecting Seller’s or any of its Affiliates’ properties or any of the Purchased Assets.

(e) Nothing herein shall be deemed to be a waiver of any right which Buyer may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the outstanding obligations under the Repurchase Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to the Buyer in accordance with the Repurchase Agreement or any other Repurchase Documents.

(f) In addition to the foregoing and notwithstanding the limitation on recourse liability set forth in subsection (b), Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of external counsel) which may be paid or incurred by Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guarantee, and agrees to indemnify and hold harmless Buyer from any and all claims, damages, losses, liabilities, costs and expenses that may be incurred by or asserted or awarded against Buyer, in each case relating to or arising out of the Guaranteed Obligations. This Guarantee shall remain in full force and effect and fully enforceable against Guarantor in all respects until the Guaranteed Obligations are fully satisfied and paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Guaranteed Obligations.

(g) No payment or payments made by Seller or any other Person or received or collected by Buyer from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Guaranteed Obligations (subject to the limitations set forth in Section 2(b), if applicable) until the Guaranteed Obligations are paid in full.

(h) Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Buyer on account of Guarantor’s liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guarantee for such purpose.

3. Subrogation. Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Buyer against Seller and any collateral for any Guaranteed Obligations with respect to such payment; provided, that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation, or seek any contribution or reimbursement from any Seller, until all amounts owing by Seller to Buyer under the Repurchase Documents or any related documents have been paid in full; and, further provided, that such subrogation rights shall be subordinate in all respects to all amounts owing to the Buyer under the Repurchase Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Repurchase Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

4. Amendments, etc. with Respect to the Guaranteed Obligations. Until the Guaranteed Obligations have been fully satisfied and paid in full, Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Obligations made by Buyer may be rescinded by Buyer and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and any Repurchase Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on Seller or any other guarantor, and any failure by Buyer to make any such demand or to collect any payments from Seller or any such other guarantor or any release of Seller or such other guarantor shall not relieve Guarantor of its Guaranteed Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5. Guarantee Absolute and Unconditional. (a) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Buyer upon this Guarantee or acceptance of this Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between Seller or Guarantor, on the one hand, and Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of protest, demand, dishonor, default, nonpayment or nonperformance, notice of any exercise of remedies, and all other notices whatsoever to or upon Seller or Guarantor with respect to the Guaranteed Obligations. Guarantor also waives any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any part of the Guaranteed Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of the Repurchase Agreement or any Repurchase Document, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Buyer, (iii) any requirement that Buyer exhaust any right to take any action against Seller or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to or Knowledge of Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Guaranteed Obligations of Guarantor under this Guarantee, in bankruptcy or in any other instance, or any defense of a surety or guarantor. When pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation, to pursue such rights and remedies that Buyer may have against Seller or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from any such Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer or any Affiliate of Buyer against Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns, and shall inure to the benefit of Buyer, and its successors and permitted endorsees, transferees and assigns, until all the Guaranteed Obligations and the obligations of Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding (x) any sale by Buyer of any Purchased Asset as set forth in Article 10 of the Repurchase Agreement or the exercise by Buyer of any of the other rights and remedies set forth in any of the Repurchase Documents, or (y) that from time to time during the term of the Repurchase Documents Seller may be free from any Guaranteed Obligations.

(b) Without limiting the generality of the foregoing, except to the extent any of the following expressly relieves Guarantor of its obligations hereunder in respect of any of the Guaranteed Obligations, the occurrence of one or more of the following shall not preclude the exercise by Buyer of any right, remedy or power hereunder or alter or impair the liability of Guarantor hereunder, which shall, remain absolute, irrevocable and unconditional:

(i) at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, waived or renewed, or Seller shall be released from any of the Guaranteed Obligations, or any of the Guaranteed Obligations shall be subordinated in right of payment to any other liability of Seller;

(ii) any of the Guaranteed Obligations shall be accelerated or otherwise become due prior to their stated maturity, in any case, in accordance with the terms of the Repurchase Agreement, or any of the Guaranteed Obligations shall be amended, supplemented, restated or otherwise modified in any respect, or any right under the Repurchase Agreement shall be waived, or any other guaranty of any of the Guaranteed Obligations or any security therefor shall be released, substituted or exchanged in whole or in part or otherwise dealt with;

(iii) the occurrence of any Default or Event of Default under the Repurchase Agreement, or the occurrence of any similar event (howsoever described) under any agreement or instrument referred to therein;

(iv) any consolidation or amalgamation of Seller with, any merger of Seller with or into, or any transfer by Seller of all or substantially all its assets to, another Person, any change in the legal or beneficial ownership of ownership interests issued by any Seller, or any other change whatsoever in the objects, capital structure, constitution or business of Seller;

(v) any delay, failure or inability of Seller or any other guarantor or obligor in respect of any of the Guaranteed Obligations to perform, willful or otherwise, any provision of the Repurchase Agreement beyond any applicable cure periods;

(vi) any action, forbearance or failure to act by Buyer that adversely affects Guarantor’s right of subrogation arising by reason of any performance by Guarantor of this Guarantee;

(vii) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, Seller or any other Person for any reason whatsoever, including any suit or action in any way disaffirming, repudiating, rejecting or otherwise calling into question any issue, matter or thing in respect of the Repurchase Agreement;

(viii) any lack or limitation of status or of power, incapacity or disability of Seller or any other guarantor or obligor in respect of any of the Guaranteed Obligations;

(ix) any change in the laws, rules or regulations of any jurisdiction, or any present or future action or order of any Governmental Authority, amending, varying or otherwise affecting the validity or enforceability of any of the Guaranteed Obligations or the obligations of any other guarantor or obligor in respect of any of the Guaranteed Obligations;

(x) any lack of validity or enforceability of the Repurchase Agreement or any other Repurchase Document for any reason, including any bar by any statute of limitations or other law of recovery on any obligation under the Repurchase Agreement or any other Repurchase Document, or any defense or excuse for failure to perform on account of any event of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever;

(xi) any change in the time, manner or place of payment of, or in any other term of, the Repurchase Agreement, any other Repurchase Document or any obligation thereunder, including any amendment or waiver of or any consent to departure from the Repurchase Agreement or any other Repurchase Document, in any such case, made or effected in accordance with the terms of the Repurchase Agreement or any other Repurchase Document;

(xii) any action which Buyer may take or omit to take in connection with the Repurchase Agreement or any other Repurchase Document, any of the obligations thereunder (or any Indebtedness owing by Seller to Buyer); any giving or failure to give any notice; any course of dealing of Buyer with Seller or any other Person; or any forbearance, neglect, delay, failure, or refusal to take or prosecute any action for the collection or enforcement of the Repurchase Agreement, any other Repurchase Document or any obligation thereunder, to foreclose or take or prosecute any action in connection with the Repurchase Agreement, to bring suit against Seller or any other Person, or to file a claim in any Insolvency Proceeding;

(xiii) any compromise or settlement of any part of the Repurchase Agreement, any other Repurchase Document, or obligations thereunder or any other amount claimed to be owing under the Repurchase Agreement or any other Repurchase Document;

(xiv) any modification of the Repurchase Agreement or any other Repurchase Document, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including, without limitation, the renewal, extension, adjustment, indulgence, forbearance, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon;

(xv) any impairment of the value of any interest in any Purchased Assets, Pledged Collateral or any other collateral or security for the Repurchase Obligations or any portion thereof, including, without limitation, the failure to obtain or maintain perfection or recordation of any lien or other interest in any such Purchased Assets, Pledged Collateral or any other collateral or security for the Repurchase Obligations, the release of any such Purchased Assets, Pledged Collateral or any other collateral or security for the Repurchase Obligations without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such Purchased Assets, Pledged Collateral or any other collateral or security for the Repurchase Obligations;

(xvi) the failure of Buyer or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security;

(xvii) any change, restructuring or termination of the corporate structure or existence of Seller; or any release, substitution or addition of any other obligor, or any Insolvency Event or Insolvency Proceeding with respect to Seller; or

(xviii) any action or inaction of Seller or any other Person, or any change of law or circumstances, or any other facts or events which might otherwise constitute a defense available to, or a discharge of, Seller, or a guarantor or surety.

(c) Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Buyer as follows:

(i) Guarantor hereby unconditionally and irrevocably waives: (A) any defense arising by reason of, and any and all right to assert against Buyer any claim or defense based upon, an election of remedies by Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Seller, or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Seller, against any other guarantor, or against any other person or security, (B) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Seller or Guarantor, (C) any defense based upon the application by Seller of any Purchase Price under the Repurchase Agreement for purposes other than the purposes represented by Seller to Buyer or intended or understood by Buyer or Guarantor, (D) any defense based upon Buyer’s failure to disclose to Guarantor any information concerning Seller’s financial condition or any other circumstances bearing on Seller’s ability to pay all sums payable under the Repurchase Documents, (E) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, (F) any defense based upon Buyer’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute, (G) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code and (H) any right of subrogation, any right to enforce any remedy that Guarantor may have against Seller or any other Person liable for the Guaranteed Obligations and any right to participate in, or benefit from, any security for the Repurchase Agreement or Repurchase Documents now or hereafter held by Buyer.

(ii) Guarantor further unconditionally and irrevocably waives any and all rights and defenses that Guarantor may have as a result of Seller’s obligations under the Repurchase Documents being backed and/or secured by real property. Among other things, Guarantor agrees: (1) Buyer may collect from Guarantor without first foreclosing on any real or personal property sold by Seller under the Repurchase Agreement and/or in which a security interest has been granted to Buyer pursuant to Article 11 of the Repurchase Agreement (herein “Related Property”), (2) if Buyer forecloses on any Related Property, then (A) the amount of Seller’s debt and Guarantor’s obligation hereunder may be reduced only by the price for which such collateral is sold at any foreclosure sale (whether public or private), even if the collateral is worth more than the sale price, and (B) Buyer may collect from Guarantor pursuant to the terms of this Guarantee even if Buyer, by foreclosing on any Related Property, has destroyed any right Guarantor may have to collect from Seller or its Affiliates. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Guaranteed Obligations are secured by real property. Guarantor further waives any rights it may have under Sections 1301 or 1371 of the Real Property Actions and Proceedings Law of the State of New York.

(iii) Guarantor further expressly waives to the fullest extent permitted by law any and all rights and defenses, including any rights of reimbursement, indemnification and contribution, that might otherwise be available to Guarantor under applicable law.

(iv) Guarantor agrees that the performance of any act or any payment that tolls any statute of limitations applicable to the Repurchase Agreement or any Repurchase Document shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

(v) Guarantor agrees that (A) the obligations of Guarantor under this Guarantee are independent of the obligations of Seller or any other Person under the Repurchase Documents, (B) a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guarantee, irrespective of whether an action is brought against Seller or any other Person or whether Seller or any other Person is joined in any such action, and (C) concurrent actions may be brought hereon against Guarantor in the same action, if any, brought against Seller or any other Person or in separate actions, as often as Buyer, in its sole discretion, may deem advisable.

(vi) Guarantor is presently informed of the financial condition of Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about Seller’s financial condition, the status of other guarantors, if any, of circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than

Buyer for such information and will not rely upon Buyer or any Affiliate of Buyer for any such information. Absent a written request for such information by Guarantor to Buyer, Guarantor hereby unconditionally and irrevocably waives the right, if any, to require Buyer to disclose to Guarantor, and unconditionally and irrevocably waives any defense based upon Buyer’s failure to disclose to Guarantor, any information which Buyer may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(vii) Guarantor has independently reviewed the Repurchase Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to Buyer, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Seller or any other guarantor to Buyer or any Affiliate of Buyer, now or at any time and from time to time in the future.

6. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or any similar officer or agent under any federal or state law or any such similar law of any other applicable jurisdiction for, Seller or any substantial part of Seller’s property, or otherwise, all as though such payments had not been made.

7. Payments. Guarantor hereby agrees that the Guaranteed Obligations will be paid to Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by Buyer.

8. Representations and Warranties. Guarantor represents and warrants that:

(a) Guarantor has the legal capacity and the legal right to execute and deliver this Guarantee and to perform Guarantor’s obligations hereunder;

(b) no consent or authorization of, filing with (other than filings required in connection with Guarantor being publicly traded), or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(c) this Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d) the execution, delivery and performance of this Guarantee will not violate any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, or other Requirements of Law, applicable to or binding upon Guarantor or any of its property or to which Guarantor or any of its property is subject, or any provision of any security issued by Guarantor or of any agreement, instrument or other undertaking to which Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any lien on any of the properties or revenues of Guarantor pursuant to any Requirement of Law or Contractual Obligation of Guarantor;

(e) except as disclosed in writing to Buyer by Guarantor from time to time prior to the Closing Date, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to Guarantor’s Knowledge, threatened by or against Guarantor or against any of Guarantor’s properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby;

(f) except as disclosed in writing to Buyer by Guarantor prior to the Closing Date, Guarantor has filed or caused to be filed all tax returns which, to the Knowledge of Guarantor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against Guarantor or any of its property and all other taxes, fees or other charges imposed on Guarantor or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings); no tax lien has been filed, and, to the Knowledge of Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge;

(g) Guarantor (i) has been duly organized and is validly existing under the laws of the State of Delaware, (ii) is in good standing under the laws of the State of Delaware and (iii) is duly qualified and in good standing as a foreign entity in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed; and

(h) Guarantor and each of its respective Affiliates has complied in all respects with all Requirements of Laws. Neither Guarantor nor any Affiliate of Guarantor (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its Knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than ten percent (10%) of its assets located in Sanctioned Entities, or (g) derives more than ten percent (10%) of its operating income from investments in or transactions with Sanctioned Entities. Neither Guarantor nor any Affiliate of Guarantor is or is controlled by an “investment company” as defined in the Investment Company Act or is exempt from the provisions of the Investment Company Act. Guarantor and all Affiliates of Guarantor are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. Neither Guarantor nor any Affiliate of Guarantor has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Guarantor, any Affiliate of Guarantor or any other Person, in violation of the Foreign Corrupt Practices Act.

Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by Guarantor on and as of the date of this Guarantee, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect.

9. Covenants.

(a) Liquidity. Guarantor shall maintain at all times, minimum Liquidity of not less than $50,000,000.

(b) Cash and Cash Equivalents. Guarantor shall maintain at all times Cash and Cash Equivalents in an amount not less than the greater of (i) $12,500,000 and (ii) 5.0% of Guarantor’s Recourse Indebtedness.

(c) Minimum Tangible Net Worth. Guarantor shall not permit the Tangible Net Worth of Guarantor at any time from the Closing Date through and including the first day of the Wind-Down Period to be less than the sum of (i) $598,279,560 plus (ii) seventy-five percent (75%) of the aggregate net cash proceeds of any equity issuances made and any capital contributions received by either Guarantor or Sponsor at any time from and after March 31, 2016.

(d) Leverage Ratio. Guarantor shall not permit its Leverage Ratio at any time to be greater than 3.0 to 1.0.

(e) Interest Charge Coverage Ratio. Guarantor shall not permit, as of the last day of any Test Period, its Interest Charge Coverage Ratio for each such related Test Period to be less than 1.5 to 1.0.

10. Set-off.

(a) In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law, at law or otherwise, Guarantor hereby grants to Buyer, to secure repayment of the Guaranteed Obligations, a right of set off upon any and all of the following: monies, securities, collateral or other property of Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer or any Affiliate of Buyer, for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Guarantor and to set-off against any Guaranteed Obligations or Indebtedness owed by Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer or any Affiliate of Buyer to or for the credit of Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer and each Affiliate of Buyer is hereby authorized upon any amount becoming due and payable by

Guarantor to Buyer under the Repurchase Documents, the Guaranteed Obligations or otherwise or upon the occurrence and continuance of an Event of Default, without notice to Guarantor, any such notice being expressly waived by Guarantor to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer by Guarantor under the Repurchase Documents and the Guaranteed Obligations, irrespective of whether Buyer or any Affiliate of Buyer shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Guarantor shall be deemed directly indebted to Buyer in the full amount of all amounts owing to Buyer by Guarantor under the Repurchase Documents and the Guaranteed Obligations, and Buyer shall be entitled to exercise the rights of set-off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS UNDER THE REPURCHASE DOCUMENTS, THE PLEDGED COLLATERAL OR ANY OTHER COLLATERAL SECURITY FOR THE REPURCHASE OBLIGATIONS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY GUARANTOR.

(b) Buyer shall promptly notify Guarantor after any such set-off and application made by Buyer or any of its Affiliates, provided that the failure to give such notice shall not affect the validity of such set-off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the amount or obligation is ascertained. Nothing in this Section 10 shall be effective to create a charge or other security interest. This Section 10 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any party is at any time otherwise entitled.

(c) Guarantor hereby waives any right of setoff it has or may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer or any Affiliate of Buyer, or their respective assets or properties.

11. Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

13. No Waiver; Cumulative Remedies. Buyer shall not by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

14. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer, provided that, subject to any limitations set forth in the Repurchase Agreement, any provision of this Guarantee may be waived by Buyer in a letter or agreement executed by Buyer and delivered in accordance with Section 15 hereinbelow. This Guarantee shall be binding upon the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Buyer, and its respective successors and assigns. THIS GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS GUARANTEE, THE RELATIONSHIP BETWEEN GUARANTOR AND BUYER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS OF BUYER AND DUTIES OF GUARANTOR SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. GUARANTOR AND BUYER INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS GUARANTEE.

15. Notices. Notices by Buyer to Guarantor may be given in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email at the address or transmission number set forth under Guarantor’s signature below or such other address as Guarantor shall specify from time to time in a notice to Buyer (provided that (i) if Buyer delivers a notice by facsimile, Buyer also receives a confirmation of delivery by telephone on the same Business Day, and (ii) if Buyer delivers a notice by e-mail, Buyer receives a return receipt noting that the email has been opened by the recipient). Should Buyer fail to receive the required delivery confirmation on a timely basis, the related notice shall not be legally effective until either (i) Buyer successfully confirms the receipt thereof by telephone or (ii) Buyer successfully delivers the related notice by hand delivery, by certified or registered mail or by expedited commercial or postal delivery service in accordance with the immediately preceding sentence. Any of the foregoing communications shall be effective when delivered, if such delivery occurs on a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. Notices to Buyer by Guarantor may be given in the manner set forth in the Repurchase Agreement.

16. SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR GUARANTOR AND GUARANTOR’S PROPERTY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF

OR RELATING TO THIS GUARANTEE OR THE OTHER REPURCHASE DOCUMENTS TO WHICH GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO GUARANTOR AT GUARANTOR’S ADDRESS SET FORTH UNDER GUARANTOR’S SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR SHALL LIMIT THE RIGHT OF BUYER TO SUE IN ANY OTHER JURISDICTION.

17. Integration. This Guarantee represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer or any Buyer relative to the subject matter hereof not reflected herein.

18. Acknowledgments. Guarantor hereby acknowledges that:

(a) Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;

(b) Buyer has no fiduciary relationship to Guarantor, and the relationship between Buyer and Guarantor is solely that of surety and creditor; and

(c) no joint venture exists between or among any of Buyer, Guarantor and Seller.

19. Intent. Guarantor intends for this Guarantee to be a credit enhancement related to a repurchase agreement, within the meaning of Section 101(47) of the Bankruptcy Code and, therefore, for this Guarantee to be included within the definition of repurchase agreement, within the meaning of that Section and Section 559 of the Bankruptcy Code.

20. WAIVERS OF JURY TRIAL. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

21. Maintenance of Financial Covenants; Scope of Guarantee. Guarantor and Buyer each agree that, to the extent that Guarantor or Sponsor is obligated (either as a primary or secondary obligor) under any other repurchase agreement, loan agreement, warehouse facility, guaranty or similar credit facility, or any amendments thereto (whether now in effect or that come into effect at any time during the term of the Repurchase Agreement) involving the financing of commercial real estate assets which are similar to the Purchased Assets, expressly excluding loans secured by single-family rental properties, (whether now in effect or in effect at any time during the term of the Repurchase Agreement) to comply with a financial covenant that is comparable to any of the financial covenants set forth in this Guarantee, and such comparable financial covenant is more restrictive to Guarantor or Sponsor or otherwise more favorable to the related lender or buyer thereunder than any financial covenant set forth in this Guarantee, or is in addition to any financial covenant set forth in this Guarantee, then each such comparable (but more favorable or more restrictive) or additional financial covenant shall, with no further action required on the part of Sponsor, Guarantor or Buyer, automatically be deemed to be a part of this Guarantee and be incorporated herein, mutatis mutandis, and Guarantor or Sponsor, as appropriate, hereby agrees to maintain compliance with such comparable or additional financial covenant at all times throughout the remaining term of this Guarantee. In connection therewith, Guarantor agrees to promptly notify Buyer of the execution of any agreement, amendment or other document that would cause the provisions of this Section 21 to become effective. Guarantor and Sponsor further agree, at Buyer’s request, to execute and deliver any related amendments to this Guarantee, each in form and substance acceptable to Buyer, provided that the execution of any such amendment shall not be a precondition to the effectiveness of this Section 21, but shall merely be for the convenience of Guarantor and Buyer.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

TPG RE FINANCE TRUST HOLDCO, LLC,

      a Delaware limited liability company

By:	/S/ Clive D. Bode
Name: Clive D. Bode Title: Vice President

Address for Notices:

TPG RE Finance Trust Holdco, LLC

c/o TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 35th Floor

New York, NY 10106

Attention: Ian McColough

Telephone: 212-###-####

Email: ##########@tpg.com

and:

TPG RE Finance Trust Holdco, LLC

c/o TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 35th Floor

New York, NY 10106

Attention: Robert R. Foley

Telephone: 212-###-####

Email: ######@tpg.com

and

TPG RE Finance Trust Holdco, LLC

c/o TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 35th Floor

New York, NY 10106

Attention: Deborah J. Ginsberg

Telephone: 212-###-####

Email: #########@tpg.com